1999 AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

STOCK INCENTIVE PLAN

FORM OF

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Non-Employee Directors)

THIS AGREEMENT (the "Agreement"), is made effective as of {DATE} (the "Date of Grant"), between American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"), and {NAME} (the "Participant"):

WHEREAS, the Company has adopted the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan (the "Plan"), which is incorporated herein by reference. Capitalized terms not defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Board of Directors ("Board") and the Compensation Committee of the Board (“Committee”) have determined that it would be in the best interests of the Company and its stockholders to grant the Award to the Participant under the Plan and the terms set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Grant of the Award. The Company hereby grants to the Participant, on the terms and conditions herein, a restricted stock unit award covering an aggregate of {NO.} Shares, subject to adjustment as set forth in the Plan (the "Award").

2. Vesting of the Award.

(a) Vesting.

(i)  Subject to Section 2(a)(ii) and (b), the Award shall vest as follows:

Date        Vested Shares

Twelve months following the Date of Grant          1/3

Twenty-four months following the Date of Grant        2/3

Thirty-six months following the Date of Grant         3/3

(ii)  The Award shall become immediately vested upon the following occurrence on or after the Date of Grant.

(A)	A Change in Control;

(B)	The death or Disability of the Participant; or

(C)	The Participant's retirement from the Board after completion of a term of service in good standing.

(b) Termination of Service. Except as set forth in Section 2(a)(ii), if the Participant's service as a member of the Board ceases for any reason, the Award shall, to the extent not then vested, be canceled without consideration.

3. Payment of the Award.

(a) Normal Payment. Subject to Section 3(b), on or as soon as practicable after each date, if any, on which the Award vests in accordance with Section 2 (each, a "Payment Date"), the Participant shall have the right to receive from the Company the number of Shares with respect to which the Award vests on such Payment Date. On or as soon as practicable following each date, if any, on which the Company pays a dividend on the Shares, the Participant will receive payment from the Company an amount equal to the aggregate dividend payable on the number of Shares covered by the Award, to the extent not already vested or forfeited in accordance with Section 2.

(b) Deferred Payment of Shares. If the Participant so elects on the Date of Grant, then the Participant shall have the right to receive from the Company, on or as soon as practicable after the Deferred Payment Date (as defined below), the number of Shares with respect to which the Award is vested on such date. "Deferred Payment Date" means the date that is six months following the Participant's "separation from service" (within the meaning of such term under Section 409A of the Code).

4. No Voting Rights. Prior to payment of the Award in accordance with Section 3, the Participant shall not have the right to vote with respect to the Shares constituting the Award.

5. No Right to Continued Service as a Director. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained as a member of the Board.

6. Transferability. Except as otherwise provided in the Plan, the Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant prior to vesting other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

7. Withholding. A Participant shall be required to pay to the Company or any Affiliate, and the Company shall have the right and authority to withhold all applicable withholding taxes in respect of an Award, its vesting or any payment or transfer under the Plan and to take such other action as necessary in the opinion of the Company to satisfy all obligations for payment of withholding taxes.

8. Securities Laws. In connection with the grant or vesting of the Award, the Participant will make or enter into such written representations, warranties and agreements as the Company may reasonably request to comply with applicable securities laws or this Agreement.

9. Notices. Notice under this Agreement shall be addressed to the Company in care of its Secretary at its principal executive office and to the Participant at the address appearing in the records of the Company or to either party as designated in writing. Notice shall be deemed effective upon receipt by the addressee.

10. Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of law.

11. Award Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received a copy of the Plan. The Award is subject to the Plan as may be amended from time to time. In the event of a conflict between any term or provision of this Agreement and the Plan, the applicable terms of the Plan will govern.

12. Section 409A. The Award is intended to satisfy the requirements of Section 409A of the Code and shall be administered and interpreted in a manner consistent with such intent. If any provision of this Agreement or the Plan causes the Award not to satisfy the requirements of Section 409A of the Code, or could otherwise cause the Participant to be subject to the interest and penalties under Section 409A of the Code, then such provision shall have no effect or, to the extent practicable, shall be modified to maintain the original intent of the provision without violating the requirements of Section 409A of the Code.

13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

                          AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

                        By:____________________________________

Agreed and acknowledged as
of the date first above written:

_________________________
{NAME}  (signature)

______ (intitials)
I, {NAME}, the Participant named above, wish to defer the payment of the Award, in accordance with and subject to the terms of Section 3(b) of this Agreement, until the date that is six months following my separation from service, and do hereby so elect.